FIFTH AMENDMENT

          FIFTH AMENDMENT, dated as of September 30, 1999 (this Fifth Amendment), to the CREDIT AGREEMENT, dated as of June 12, 1997, among:

(a)  HEDSTROM CORPORATION, a Delaware corporation (the Borrower);

(b)  HEDSTROM HOLDINGS, INC., a Delaware corporation (the Parent);

(c)  the Lenders from time to time parties thereto;

(d)  SOCIETE GENERALE, as Documentation Agent for the Lenders;

(e)  UBS SECURITIES LLC, as Syndication Agent for the Lenders; and

(f)  CREDIT SUISSE FIRST BOSTON, as Administrative Agent for the Lenders.

                                  WITNESSETH

          WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement on the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, terms defined in the Agreement shall be used as so defined.

          2. Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by:

(a) deleting in its entirety the definition of the term AApplicable Margin contained therein and by substituting therefor the following:

               Applicable Margin=:  with respect to:

          (a) Tranche B Loans, (i) 3.50% per annum, in the case of Eurodollar Loans and (ii) 2.50% per annum, in the case of ABR Loans; provided that, during such time as the Leverage Ratio is greater than or equal to 6.0 to 1.0, the Applicable Margin with respect to Tranche B Loans shall be (x) 4.00% per annum, in the case of Eurodollar Loans and (y) 3.00% per annum, in the case of ABR Loans; and

          (b) Tranche A Loans and Revolving Credit Loans, the rate per annum set forth under the relevant column heading below opposite the Leverage Ratio then in effect:


                                               Applicable Margin
                                                            Eurodollar
                   Leverage Ratio             ABR Loans        Loans

                  Greater than or equal to
                  6.0 to 1.0                     2.50%        3.50%

                  Less than 6.0 to 1.0,
                  but greater than or
                  equal to 5.0 to 1.00           2.00%        3.00%

                  Less than 5.0 to 1.0,
                  but greater than or
                  equal to 4.5 to 1.0            1.75%        2.75%

                  Less than 4.5 to 1.0,
                  but greater than or
                  equal to 4.0 to 1.0            1.50%        2.50%

                  Less than 4.0 to 1.0,
                  but greater than or
                  equal to 3.5 to 1.0            1.25%        2.25%

                  Less than 3.5 to 1.0,
                  but greater than or
                  equal to 3.0 to 1.0            1.00%        2.00%

                  Less than 3.0 to 1.0            .75%        1.75%


          ; provided that any change in the interest rate on a Loan resulting from a change in the Leverage Ratio of the Borrower and its Subsidiaries shall become effective as of the opening of business on the date which is the earlier of (A) the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 10.1 which evidence such change in the Leverage Ratio and (B) the date upon which such financial statements are required to be delivered pursuant to subsection 10.1; provided, further, that, in the event that the financial statements required to be delivered pursuant to subsection 10.1(a) or (b), as applicable, are not delivered when due (after giving effect to the applicable cure period), then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than or equal to 6.0 to 1.0; and provided, further, however, that the "Applicable Margin" from time to timefor Swing Line Loans shall be the same as the "Applicable Margin" then in effect for ABR Loans.

(b) deleting in its entirety the definition of the term Clean-Down Amount contained therein and by substituting therefor the following:

          Clean Down Amount: the amount equal to $10,000,000 for the 1998 fiscal year and $15,000,000 for each fiscal year (other than the 19 (fiscal year) thereafter; provided that with respect to each such fiscal year such amount shall be increased by the lesser of
          (a) $15,000,000 and (b) the aggregate principal amount of the Revolving Credit Loans borrowed to consummate the acquisition permitted by subsection 11.10(n)(i). Notwithstanding the foregoing, the Clean-Down Amount for the 1999 fiscal year shall be $34,000,000.

          3. Amendment to Subsection 11.1(a). Subsection 11.1(a) of the Credit Agreement hereby is amended by:

(a) deleting therefrom the ratio 1.50 to 1.00" which is set forth opposite the Third Fiscal Quarter 1999" and by substituting therefor the ratio
     1.25 to 1.00"; and

(b) deleting therefrom the ratio 1.85 to 1.00" which is set forth opposite the Fourth Fiscal Quarter 1999" and by substituting therefor the ratio
     1.50 to 1.00.

          4. Amendment to Subsection 11.1(b). Subsection 11.1(b) of the Credit Agreement hereby is amended by:

(a) deleting therefrom the ratio 6.00 to 1.00" which is set forth opposite the Third Fiscal Quarter 1999" and by substituting therefor the ratio
     7.80 to 1.00"; and

(b) deleting therefrom the ratio 5.00 to 1.00" which is set forth opposite the Fourth Fiscal Quarter 1999" and by substituting therefor the ratio
     6.75 to 1.00.

          4. Effective Date. This Fifth Amendment will become effective as of the date hereof (the Fifth Amendment Effective Date) upon
          (i) its execution by the Parent, the Borrower and the Required Lenders in accordance with the terms of the Credit Agreement and
          (ii) payment to each of the Lenders that executes and delivers this Fifth Amendment to the Administrative Agent prior to October 12, 1999 (or such later date as the Administrative Agent and the Borrower may agree) of an amendment fee equal to .25% of such Lenders Commitments and Loans on the Fifth Amendment Effective Date.

          5. Representations and Warranties. The Parent and the Borrower represent and warrant to each Lender that (a) this Fifth Amendment constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

          6. Continuing Effect. Except as expressly waived or amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. This Fifth Amendment shall constitute a Credit Document.

          7. Governing Law. This Fifth Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          8. Counterparts. This Fifth Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Fifth Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          10. Acknowledgment with Respect to Various Credit Documents. Each Credit Party, by its execution and delivery of a copy of this Fifth Amendment, hereby consents to the extensions of credit pursuant to the Credit Agreement. Each Credit Party further acknowledges and agrees to the provisions of this Fifth Amendment and hereby agrees for the benefit of the Lenders that all extensions of credit (including without limitation all Tranche B Loans) pursuant to the Credit Agreement (as same is amended by this Fifth Amendment, and as same may be further amended, modified or supplemented from time to time) shall be fully entitled to all benefits of (and shall be fully guaranteed pursuant to) the Master Guarantee and Collateral Agreement and shall be fully secured pursuant to, and in accordance with the terms of, all the Security Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HEDSTROM CORPORATION


                              By:

                                 Title:

                              HEDSTROM HOLDINGS, INC.


                              By:

                                 Title:

                              CREDIT SUISSE FIRST BOSTON, as
                                 Administrative Agent and as a Lender


                              By:

                                 Title:

                              By:

                                 Title:





                    Lender Name:

                              By:

                                 Title:

                     ACKNOWLEDGED AND AGREED

ERO, INC.                          ERO INDUSTRIES, INC.


By:                                By:

                                         Name:
                                         Title:

ERO MARKETING, INC.                PRISS PRINTS, INC.


By:                                 By:

                                         Name:
                                         Title:

IMPACT, INC.                        ERO CANADA, INC.


By:                                 By:

                                         Name:
                                         Title:

AMAV INDUSTRIES INC.


By: